UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2013

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-459-2590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Vocus, Inc. (the “Company”) was held on June 7, 2013 (the “Meeting”). Of the 24,122,519 shares of common stock outstanding as of the record date (including the as-converted number of shares of common stock underlying the outstanding shares of the Company’s Series A convertible preferred stock), 21,824,243 shares were represented at the Meeting (in person or by proxy) constituting 90.5% of the outstanding shares entitled to vote.

Three matters were voted upon at this meeting, and the voting results with respect to each such matter are set forth below.

1.	A proposal to elect two directors to serve for three-year terms until the Annual Meeting to be held in 2016 or until their successors are duly elected or appointed and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gary Greenfield	15,176,253	4,119,113	2,526,538
Robert Lentz	8,888,588	10,406,778	2,526,538

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,650,349	169,359	2,196	—

3.	A proposal to approve, in a non-binding, advisory vote, the compensation for the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,666,769	10,605,157	23,440	2,526,538

Item 8.01 Other Events.

On June 7, 2013 the Company’s Board of Directors unanimously approved, at the recommendation of the Compensation Committee of the Board, a revised Charter of the Compensation Committee of the Board attached to this Form 8-K as Exhibit 99.1. A copy of the revised charter is also available in the About Us/Investor Relations section of the Company’s website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Charter of the Compensation Committee of the Board of Directors of Vocus, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

June 11, 2013	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Charter of the Compensation Committee of the Board of Directors of Vocus, Inc.